Exhibit 99.4

SUPPLEMENTAL AGREEMENT TO VOTING AND CONSORTIUM AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”) is made on December 28, 2023, Hong Kong,

AMONG:

1.	Mr. Sheng Chen, citizen of the People’s Republic of China (the “PRC”) with ID Card No. 110108196807271450;

2.	GenTao Capital Limited, a business company with limited liability incorporated under the Laws of British Virgin Islands;

3.	Fast Horse Technology Limited, a business company with limited liability incorporated under the Laws of British Virgin Islands;

4.	Sunrise Corporate Holding Ltd., a business company with limited liability incorporated under the Laws of British Virgin Islands;

5.	Personal Group Limited, a business company with limited liability incorporated under the Laws of British Virgin Islands;

6.	Success Flow International Investment Limited, a BVI Business Company incorporated under the Laws of the British Virgin Islands; and

7.	Choice Faith Group Holdings Limited, a BVI Business Company incorporated under the Laws of the British Virgin Islands.

Each party is referred to herein individually as a party (a “Party”) and collectively as the Parties (the “Parties”).

WHEREAS,

A.	The Parties have entered into a voting and consortium agreement dated November 16, 2023 (the “Voting and Consortium Agreement”); and

B.	The Parties have agreed to amend certain provisions of the Voting and Consortium Agreement in accordance with the terms and conditions of this Supplemental Agreement.

NOW THEREFORE, in consideration of the premises, the covenants and agreements set forth herein and in the Voting and Consortium Agreement, the Investment Agreement and Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following:

1.	Definitions. Capitalized terms used but not defined in this Supplemental Agreement shall have the meanings given to them in the Voting and Consortium Agreement, as amended hereby.

2.	Amendment to the Voting and Consortium Agreement.

(a)	The following phrases under Clause 1.1 of the Voting and Consortium Agreement:

“Upon expiration or termination of the Interim Period solely pursuant to Section 3.5(a)(x) or Section 3.5(c)(i) of the Investment Agreement, and ending, subject to Section 1.7, upon the date that falls on the third (3rd) anniversary of the Closing Date (the “Voting Term”),”

shall be deleted in its entirety, and replaced by the following:

“Commencing upon the later of (i) the expiration or termination of the Interim Period solely pursuant to Section 3.5(a)(x) or Section 3.5(c)(i) of the Investment Agreement and (ii) the occurrence of the Triggering Events, and ending, subject to Section 1.7, upon the date that falls on the third (3rd) anniversary of the Closing Date (the “Voting Term”),”

(b)	The following paragraph shall be added to the end of Clause 1.1 of the Voting and Consortium Agreement:

“For the purposes of this Clause 1.1, “Triggering Events” shall mean the entry by the Company of a framework agreement with a third party with a prior written notice to Investor A, pursuant to which the parties agree to enter into a long-term strategic partnership for at least two years in relation to the low carbon strategy of the Company and/or the expansion of the operations of the Company in Hong Kong, Taiwan and/or other territories outside mainland China.”

3.	Interpretation. References to “this Agreement” in the Voting and Consortium Agreement or words of similar import mean the Voting and Consortium Agreement as amended by this Supplemental Agreement.

4.	Other Provisions Unaffected. Except as amended hereby, the Voting and Consortium Agreement shall remain unchanged and in full force and effect in accordance with its terms.

5.	Miscellaneous. The provisions of Clauses 3.1, 3.3, 3.4, 3.6, 3.7, 3.8, 3.9 and 3.10 of the Voting and Consortium Agreement shall apply to this Supplemental Agreement mutatis mutandis as if set forth herein and all references in such Clauses to “this Agreement” for the purposes of this Supplemental Agreement shall be deemed references to this Supplemental Agreement.

[Signature page follows]

IN WITNESS of which the Parties have executed this Supplemental Agreement on the date first mentioned above.

Executed by SHENG CHEN, an individual

Sheng Chen	/s/ Sheng Chen
(PRINT NAME)	Sheng Chen

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]

Executed by GENTAO CAPITAL LIMITED, acting by

Sheng Chen
(PRINT NAME)
/s/ Sheng Chen
who, in accordance with the laws of that territory, is acting under the authority of that company	Authorized Signatory

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]

Executed by FAST HORSE TECHNOLOGY LIMITED, acting by

Sheng Chen
(PRINT NAME)
/s/ Sheng Chen
who, in accordance with the laws of that territory, is acting under the authority of that company	Authorized Signatory

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]

Executed by SUNRISE CORPORATE HOLDING LTD., acting by

Sheng Chen
(PRINT NAME)
/s/ Sheng Chen
who, in accordance with the laws of that territory, is acting under the authority of that company	Authorized Signatory

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]

Executed by PERSONAL GROUP LIMITED, acting by

Sheng Chen
(PRINT NAME)
/s/ Sheng Chen
who, in accordance with the laws of that territory, is acting under the authority of that company	Authorized Signatory

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]

Executed by SUCCESS FLOW INTERNATIONAL INVESTMENT LIMITED, acting by

Liu Yao
(PRINT NAME)
/s/ Liu Yao
who, in accordance with the laws of that territory, is acting under the authority of that company	Authorized Signatory

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]

Executed by CHOICE FAITH GROUP HOLDINGS LIMITED, acting by

Liu Yao
(PRINT NAME)
/s/ Liu Yao
who, in accordance with the laws of that territory, is acting under the authority of that company	Authorized Signatory

[Signature Page to Supplemental Agreement to Voting and Consortium Agreement]